                                                                   Exhibit 10.97

      To:

      CROWN NORTHCORP, INC. a corporation registered in the State of Delaware with an office at 1251 Dublin Road, Columbus, Ohio 43215 USA ("CNI")

      From:

      KENMORE SCANDINAVIAN LIMITED, incorporated in Scotland with registered office at 33 Castle Street, Edinburgh, Scotland EH3 2DN ("KENMORE")

      and

      ROYAL INVESTMENTS, L.L.C., a Wyoming limited liability company with registered address at CT Corporation System, 1720 Carey Avenue, Cheyenne, Wy 82001 USA ("ROYAL", and, together with Kenmore, the ("INDEMNITORS")

30 June 2005

Dear Sirs

SHARE TRANSFER AGREEMENT REGARDING CROWN FASTIGHETER AB DATED 14 MAY 2005 AND MADE BETWEEN CROWN EUROPEAN HOLDINGS LTD (THE "SELLER") AND AB GRUNDSTENEN 101666 (UNDER CHANGE OF NAME TO NIAM RETAIL HOLDING AB) (THE "BUYER") (THE "AGREEMENT")

We acknowledge that in accordance with the sale by the Seller and purchase by the Buyer of the shares of Crown Fastigheter AB pursuant to the Agreement, you, CNI, at our request and in consideration of payment of a fee of SEK 725,000 (the "FEE"), entered into the Agreement to guarantee the due and punctual fulfillment of all of the Seller's obligations under the Agreement up to an amount not exceeding SEK 72,500,000 (the "GUARANTEE") for the period from 30 June 2005 (the "CLOSING DATE") to the date falling 12 months after the Closing Date (the "GUARANTEE PERIOD").

In consideration of your entering into and otherwise accepting liability under the Guarantee, we hereby agree with you as follows:

1.          INDEMNITY AGAINST LIABILITY

1.1 We shall indemnify you and keep you indemnified against all demands, costs, claims, liabilities, losses, costs and expenses arising in relation to or out of the Guarantee provided, however, that you shall only be entitled to demand any amount you are obliged to pay under the Guarantee following a demand by the Buyer and your compliance with paragraph 3.

1.2 We shall pay such sums to you as you are obliged to pay within five Business Days of written demand together with interest on them from the date five Business Days following such demand for payment under this Counter-Indemnity until payment of them in full by us in full at the rate of 2% per annum above the cost to you of acquiring the necessary funds in such currency and manner as you may from time to time decide.

2.          LIMITATION OF LIABILITY

2.1 Our liability to counter-indemnify you on account of any payment by you under the Guarantee shall be limited severally to a maximum aggregate amount of SEK

            72,500,000. Further, our liability in respect of any claims made under this under this Counter-Indemnity shall be borne in the percentages of 73.13% (up to a maximum aggregate amount of SEK 53,019,250.00) by Kenmore and 26.87% (up to a maximum aggregate amount of SEK 19,480,750.00) by Royal.

3.          AUTHORISATION TO MAKE PAYMENTS

            We hereby irrevocably authorise you to agree to any demands which appear on their face to be validly made under the Guarantee without any further reference to or authority from us, subject to you having received legal advice from your counsel in Sweden that the sum demanded under the Agreement is due and payable by you and we agree that any such Claims (as defined in the Agreement) shall be binding on us and shall, as between us, be accepted by us as conclusive evidence that you were liable to pay or comply with it.

4.          WAIVER OF DEFENCES

4.1 Our liability under this Counter-Indemnity will not be affected by an act, omission, matter or thing which would reduce, release of prejudice any of our liability under this Counter-Indemnity (without limitation and whether or not known to us or you) including:

4.1.1       any time or waiver granted to, or composition with any person;

4.1.2       the release of any rights under the Guarantee;

4.1.3       any extension, renewal or replacement of the Guarantee;

4.1.4 any amendment or replacement of or variation to the terms of the Guarantee;

4.1.5 any unenforceability, illegality or invalidity of any obligation of any person under the Guarantee; or

4.1.6       any insolvency or similar proceedings.

5.          PAYMENT OF THE FEE

5.1 We hereby direct the Seller to pay the Fee to CNI on our behalf, such fee to be deducted from any amounts due to the Indemnitors pursuant to the Articles of Association of the Seller, in the proportions 26.87% or SEK 194,807.50 in respect of Royal and 73.13% or SEK 530,192.50 in respect of Kenmore.

5.2 The Seller enters into this Counter-Indemnity solely for the purpose of acknowledging that payment of the Fee will be made in accordance with paragraph 5.1.

6.          REPRESENTATIONS OF THE INDEMNITORS

6.1 Each of the Indemnitors severally makes the following representation to CNI on the date of this Counter-Indemnity:

6.1.1 It is duly incorporated and validly existing with limited liability under the laws of its jurisdiction of incorporation and has the power and authority under the laws of all applicable jurisdictions to own its assets and to carry on its business as it is now being conducted; and

6.1.2 It has the power to perform its obligations under this Counter-Indemnity and it has taken all necessary corporate and other action to enter into and perform its obligations under this Counter-Indemnity.

7.          NOTICES

7.1 Every notice, consent, request, demand or other communication under this Counter-Indemnity shall be in writing delivered personally, by first class prepaid post or fax and shall be sent to the address or fax number of the person concerned as is notified to it by the other parties to this Counter-Indemnity or, in relation to you at your option, to any of your officers at any place or by despatching it addressed to you at your registered or principal office for the time being.

7.2         Any such notice, consent, request, demand or other communication:

7.2.1 delivered personally shall be deemed to have been received immediately upon delivery;

7.2.2 sent by post in the United Kingdom to an address in the United Kingdom shall be deemed to have been received at the opening of business on the first working day following the day on which it was posted, even if returned undelivered, otherwise such notice, consent, request, demand or other communication sent by post shall be deemed to have been received at the opening of business on the tenth working day following the day on which it was posted, even if returned undelivered.

7.2.3       sent by fax shall be deemed to have been received upon transmission.

8.          MODIFICATION OF THE COUNTER INDEMNITY

            This Counter Indemnity may not be modified, amended, renewed or extended except with your prior written consent.

9.          JUDGMENT CURRENCY

            As a separate and independent stipulation which shall not be affected or discharged by the performance of any or all of our obligations hereunder or by any judgment or order obtained in respect of any or all of those other obligations, if any sum due from us hereunder or any order or judgement given or made in relation hereto has to be converted from the currency (in this paragraph 8, the "FIRST CURRENCY") in which the same is payable hereunder or under such order or judgment to another currency (in this paragraph 8, the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against us, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto, we shall indemnify and hold harmless you from and against any loss (including without limitation, the costs of effecting any necessary currency exchange) suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which you may in the ordinary course of business purchase the first currency with the second currency upon receipt of the sum paid to you in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

10.         RIGHTS AND REMEDIES

            Your rights hereunder are cumulative, may be exercised as often as considered appropriate and are in addition to the general law. Such rights (whether arising hereunder or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing and, in particular, any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right, any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right, and no act or course of conduct or negotiation by you or on your behalf shall in any way preclude you from exercising any such right or constitute a suspension or any variation of any such right.

11.         RELEASE

            We shall be released from our obligations under this Counter Indemnity upon the earlier of (i) ten days following the last day on which under the terms of the Guarantee you can receive a claim under the Guarantee (provided that no claim is then outstanding or notice of a claim or proposed claim has been made by such date); and (ii) upon your being fully and irrevocably released from your obligations, actual, contingent or otherwise, under the Guarantee.

12.         MISCELLANEOUS

12.1 Our liability to counter-indemnify you under this Counter-Indemnity shall be a continuing liability and will extend to the ultimate balance of sums payable by us to you under this Counter-Indemnity regardless of any intermediate payment or discharge in whole or part.

12.2 Your rights under this Counter Indemnity shall be in addition to and not in any way prejudiced by any other rights you may have under the Agreement or any other security or otherwise howsoever (and whether against us or against any other legal person) and may be enforced against us without first having recourse to any such right and without taking any steps or proceedings against any other legal person. You may at any time and without reference to us give time for payment or grant any other indulgence and give up, deal with, vary, exchange or abstain from perfecting or enforcing any other indemnities, guarantees, interests by way of security or other obligations held by you at any time and discharge any party to them or any of them, and realise them or any of them and compound with, accept compositions from and make any other arrangements with the beneficiary of the Guarantee or any legal persons, as you think fit, without affecting our liability under this Counter Indemnity.

12.3 If any payment by us or any discharge given by you is avoided or reduced as a result of insolvency or a similar event:

            a) our liability under this Counter Indemnity shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

            b) you shall be entitled to recover the value or amount of that payment from us, as if that payment, discharge, avoidance or reduction had not occurred.

13.         JURISDICTION

13.1 We agree for your benefit without prejudice to your right to take proceedings before any other court of competent jurisdiction, that the courts of England have jurisdiction to settle any disputes in connection with this Counter-Indemnity.

13.2 For this purpose we irrevocably submit to the jurisdiction of the English courts and irrevocably appoint Biggart Baillie of Dalmore House, 310 St. Vincent Street, Glasgow, G2 5QR as our agent for service of process. We agree that process will be effectively served on us if delivered to that agent at that address.

14.         GOVERNING LAW

            This Counter-Indemnity is governed by English law.

15.         COUNTERPARTS

            This Counter Indemnity may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument.

IN WITNESS whereof this Counter-Indemnity has been executed as a deed on the date first above written.

Executed as a deed by KENMORE
SCANDINAVIAN LIMITED                           )
                                               )
Acting by                                      /s/
                                               --------------------
                                               Director
                                               )
and by:                                        )
                                               --------------------
                                               Director/Secretary

Executed as a deed by                          )
ROYAL INVESTMENTS, L.L.C.                      )
By:                                            /s/ Ronald E. Roark
                                               --------------------------
                                               Managing Member

Executed as a deed by                          )
CROWN NORTHCORP, INC.                          )
                                               /s/ Ronald E. Roark
                                               ----------------------
Acting by                                      Director
                                               )
                                               )
                                               /s/ Stephen W. Brown
                                               --------------------------
                                               Secretary